Your **Vote** Counts!

RBC BEARINGS INCORPORATED

2024 Annual Meeting
Vote by September 4, 2024
11:59 PM ET



V54179-P16285

You invested in RBC BEARINGS INCORPORATED and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on September 5, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 22, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

September 5, 2024
9:00 AM local time

RBC Bearings Incorporated
Building B
One Tribology Center
102 Willenbrock Road
Oxford, CT 06478

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

RBC BEARINGS INCORPORATED

2024 Annual Meeting
Vote by September 4, 2024
11:59 PM ET

Voting Items		Board Recommends
1.	Election of Class II Directors to serve a term of three years	
	Nominees:	
1a.	Richard R. Crowell	**For**
1b.	Dr. Amir Faghri	**For**
1c.	Dr. Steven H. Kaplan	**For**
2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2025.	**For**
3.	To approve the amendment of the certificate of incorporation to eliminate personal liability of officers for monetary damages for breach of their fiduciary duty of care as officers to the fullest extent permitted by the Delaware General Corporation Law.	**For**
4.	To consider a resolution regarding the stockholder advisory vote on named executive officer compensation.	**For**

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Proxy will be voted in the manner directed therein by the signer thereof. Nominees 1a., 1b. and 1c. for Election to Class II for a Three-year Term Expiring at our 2027 Annual Meeting.